                                                                    Exhibit 10.3
                                                                    ------------


                                          Lease No. WT-2887-B-84(985)
                                          Supplement No. 2


                             SUPPLEMENTAL AGREEMENT

         THIS AGREEMENT, made as of July 1, 1994, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority") and EURO BROKERS, INC. (hereinafter called the "Lessee"),

         WITNESSETH, That:

         WHEREAS, the Port Authority and the Lessee heretofore and as of September 10, 1992 entered into an agreement of lease identified by the above Port Authority Lease Number (which agreement of lease as the same has heretofore been supplemented and amended is hereinafter called "the Lease") covering premises at the Port Authority World Trade Center, in the Borough of Manhattan, City, County and State of New York, as more particularly described in the Lease; and

         WHEREAS, the Lessee desires to add to the premises under the Lease, and to amend the same in certain other respects;

         NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree as follows:


         1. In addition to the premises heretofore let to the Lessee under the Lease, the letting as to which shall continue in full force and effect subject to all of the terms, provisions, covenants and conditions of the Lease, the Port Authority hereby lets to the Lessee and the Lessee hereby hires and takes from the Port Authority at the Port Authority World Trade Center in the Borough of Manhattan, City, County and State of New York the space shown in diagonal hatching on a sketch annexed hereto marked "Exhibit A-2" and hereby made a part hereof, together with the fixtures, improvements and other property of the Port Authority located or to be located therein or thereon, the said space together with the said fixtures, improvements and other property (hereinafter collectively referred to as "Area A-2") to be and become a part of the premises under the

Lease, from and after 12:01 o'clock A.M. on September 1, 1994 (such date being hereinafter referred to as "the Effective Date") and continuing until 11:59

o'clock P.M. on August 31, 2004. The Port Authority and the Lessee hereby acknowledge that the aforesaid Area A-2 constitutes non-residential real property.

         2. The Lessee shall use Area A-2 for the purposes specified in Section 3 of the Lease and for no other purpose whatsoever.

         3. During the period from the Effective Date through the balance of the term of the letting of Area A-2 hereunder, and in addition to the basic rental payable by the Lessee under the Lease, the Lessee shall pay to the Port Authority a basic rental for Area A-2 at the annual rate of Four Hundred Seventy-six Thousand Six Hundred Forty Dollars and No Cents ($476,640.00) payable in the amount of Twenty-one Thousand Seven Hundred Eighty-one Dollars and Ninety-four Cents ($21,781.94) on October 15, 1994, and in advance in equal monthly installments of Thirty-nine Thousand Seven Hundred Twenty Dollars and No Cents ($39,720.00) each on the first day of November, 1994, and on the first day of each calendar month thereafter throughout such period.

         4. For the period from and after the Effective Date through the balance of the term of the letting under the Lease, in addition to the basic rental payable for Area A-2 hereunder the Lessee shall pay to the Port Authority additional basic rental for Area A-2 in accordance with the provisions of the schedule annexed hereto, marked "Schedule A-2", and hereby made a part hereof. The word "premises" as used in said Schedule A-2 shall be deemed to refer solely to Area A-2.

         5. Effective from and after the Effective Date, the Port Authority shall provide cleaning services in the entire premises in accordance with the provisions of the Schedule B attached hereto and hereby made a part hereof. Effective from and after the Effective Date, the Schedule B attached to the Lease shall be deemed deleted.

         6. (a) From and after the Effective Date, the Port Authority will furnish to the Lessee in Area A-2, for operation of the equipment comprising special air cooling facilities installed by the Lessee therein, condenser water (in addition to that provided pursuant to Section 43 of the Lease) sufficient for a rated capacity not to exceed Twenty-four and Fifty-five hundredths (24.55) tons, and the Lessee agrees to pay to the Port Authority for such additional condenser water an annual charge at the rate of One Thousand Ninety-one Dollars and Ninety-seven Cents ($1,091.97) per ton of the rated cooling capacity of the Lessee's equipment. In the event of any changes made in the Lessee's air cooling equipment or the installation thereof, the Lessee shall supply to the Port Authority such certifications of rated capacity as the Port Authority shall request, including certifications of third parties. The annual charge for additional condenser water shall be payable by the Lessee in advance in equal monthly installments and shall be payable at the same time, in the same manner and shall be recoverable with like remedies as if it were a part of the basic rental reserved under this Agreement.


              (b) The charges for condenser water stated in paragraph (a) above shall be subject to increase from time to time as follows: "Wage rate" as used in this paragraph shall mean the hourly straight time wage rate for Engineers as that wage rate is established from time to time by collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated, acting on behalf of various building owners and Local 94 of the International Union of Operating Engineers, AFL-CIO, and "basic wage rate" shall mean the wage rate in effect on January 1, 1994. From and after each wage rate established from and after January 1, 1994, the Lessee shall pay annual charges in addition to the charges for additional condenser water stated in paragraph (a) above, such additional charge for additional condenser water shall be at an annual rate per ton equal to $2.50 for each one percent (1%), or major fraction thereof, that the wage rate so established exceeds the basic wage rate. If either the Realty Advisory Board on Labor Relations, Incorporated, or Local 94 of the International Union of Operating Engineers, AFL-CIO, shall cease to exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated and Local 94 of the International Union of Operating Engineers, AFL-CIO, then the wage rate to be used for computing increases in the said charge shall be the wage rate for Engineers established under such collective bargaining agreements as the Port Authority shall select. If the job classification "Engineers" shall be renamed or abolished, then the Port Authority will select the job classification performing substantially the same labor functions as Engineers and the wage rate of the job classification so selected shall be used in computing increases in the charges provided for herein.

              (c) The furnishing of additional condenser water by the Port Authority as provided for herein shall be subject to all of the terms, provisions and conditions of Section 43 of the Lease, except as specifically stated otherwise herein. Notwithstanding that the Port Authority is obligated to furnish condenser water as provided in paragraph (a) hereof, the Port Authority shall have no responsibility whatsoever for conditioning or cooling the air in that area of Area A-2 served by the air cooling equipment installed by the Lessee nor for the maintenance therein of any specified temperature or comfort level, but nothing set forth herein shall relieve the Port Authority of its obligation to provide ventilation and air cooling in accordance with and subject to the Provisions of Schedule D attached hereto and hereby made a part hereof. The Lessee shall and does hereby release the Port Authority from, and shall indemnify the Port Authority against, any and all claims and demands, losses or damages (including but not limited to any such occurring to any data processing or other equipment located in the premises or to any work product thereof) arising or resulting from the failure to maintain a proper temperature or air quality in Area A-2, and regardless of whether the same is due to the acts or omissions of the Port Authority, the Lessee or of others, unless such failure is due to the negligent acts of the Port Authority.

         7. (a) Subject to all the terms, provisions and conditions of Section 42(f), (g), (h) and (i) of the Lease, and notwithstanding the provisions of
Section 42(a)(2) of the Lease, and to the extent that the Lessee's consumption does not exceed the capacity of feeders, risers or wiring in the building of which Area A-2 is a part or in Area A-2 (it being the Lessee's sole responsibility for designing and constructing distribution systems for Area A-2), the Port Authority will supply to the Lessee electricity solely for illumination by which is meant the energizing of fluorescent and incandescent bulbs (to be supplied, paid for and installed by the Lessee) and for the operation of such machines and equipment as the Port Authority may consent to in advance and the Lessee shall pay for the same in accordance with the following provisions of this Section. The total electrical capacity to be provided by the Port Authority to Area A-2 shall be as set forth in Schedule D attached hereto and hereby made a part hereof. The quantity of all electricity supplied to the Lessee in Area A-2 shall be measured by a meter or meters furnished by the Port Authority for that purpose (such meter or meters to be installed by the Lessee at its sole cost and expense), and in the event any such meter fails to record such, the quantity of electricity so supplied during any period that a meter is out of service will be considered to be the same as the quantity supplied during a like period either immediately before or immediately after such interruption as selected by the Port Authority. The quantity of such electricity shall be paid for by the Lessee at the greater of the following rates:

               (1) the rates (including the fuel or other adjustment factor, if any) which the Lessee, under the service classification then applicable to the Lessee, would be required to pay for the same quantity of electricity to be used for the same purpose under the same conditions if the Lessee had purchased such electricity directly from the public utility company supplying the same to commercial buildings in the vicinity; or

               (2) the Port Authority's cost of obtaining and supplying the same quantity of electricity.

The Lessee shall pay the cost of such consumption and demand for each such billing period to the Port Authority upon demand therefor and the same shall be deemed additional rental collectible in the same manner and with like remedies as if it were a part of the basic rental reserved hereunder.

              (b) Notwithstanding that the Port Authority has agreed to supply electricity to the Lessee, the Port Authority shall be under no obligation to provide or continue such service if the Port Authority is prevented by law, agreement or otherwise from submetering electricity as hereinabove set forth or elects not to so submeter the same and in any such event the Lessee shall make all arrangements and conversions necessary to obtain electricity directly from the public utility company supplying electricity in the vicinity. Also, in such event, the Lessee shall perform the construction necessary for such conversion and if any lines or equipment of the Port Authority are with the consent of the Port Authority used therefor, the Port Authority may make an appropriate charge therefor to the Lessee based on its costs and expenses for the said lines and equipment.


         8. (a) The Lessee has thoroughly examined and inspected Area A-2 and has found the same to be in good order and repair and suitable for the Lessee's operations hereunder and agrees to take Area A-2 in the condition it is in when vacated by the occupant thereof and turned over to the Lessee by the Port Authority, and the Port Authority shall have no obligation hereunder for finishing work or preparation of Area A-2 for the Lessee's use. The Lessee agrees to perform at its sole cost and expense, except as stated in paragraph (f) of this Section 8, all construction and installation work that it may require to finish off and decorate Area A-2 including the installation of non-asbestos-containing spray-on fireproofing material in those areas on the underside of the floor slab immediately above the floor on which Area A-2 is located where fireproofing material is missing, and the installation of any floor tiles which are missing in Area A-2 (the said fireproofing material installation work and installation of floor tiles being hereinafter referred to as the "Additional Work"). The Lessee acknowledges that facilities for heat, ventilation and air cooling have heretofore been installed in Area A-2 pursuant to a certain design configuration, and notwithstanding the provisions of Section 42 of the Lease, the Port Authority makes no representations that such heat, ventilation and air-cooling shall maintain in Area A-2 an even and comfortable working temperature, and in the event any alteration to such facilities shall be required in order to maintain an even and comfortable working temperature the cost of the same shall be borne by the Lessee. Subject to the foregoing, the Port Authority represents that the design criteria and capacity of the heat, ventilation and air cooling system available to the Lessee are as set forth in Schedule D attached hereto. The Lessee shall submit to the Port Authority for its approval a construction application in the form supplied by the Port Authority and containing such terms and conditions as the Port Authority may include setting forth in detail and by appropriate plans and specifications the construction and installation work proposed by the Lessee to finish off and decorate Area A-2 and the manner of and time periods for performing the same, including, without limitation thereto, the Additional Work. The data to be supplied by the Lessee shall describe in detail the fixtures, equipment and systems to be installed by the Lessee including those for the emission, handling and distribution of heat, air conditioning, domestic hot and cold water and electrical and other systems and shall show the proposed method of tying in the same to the utility lines or connections provided by the Port Authority either on or off Area A-2. The Lessee shall be responsible for retaining all architectural, engineering and other technical consultants and services as may be required by the Port Authority and for developing, completing and submitting detailed plans and specifications for the work. The plans and specifications to be submitted by the Lessee to the Port Authority shall bear the seal of a qualified architect or professional engineer and shall be in sufficient detail for a contractor to perform the work. The Lessee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor shall have been approved by the Port Authority. The Lessee shall include in each such contract or subcontract such provisions as the Port Authority may approve or require including, without limitation thereto, provisions regarding labor harmony. The Port Authority shall review the construction application and all plans and specifications furnished by the Lessee with respect to Area A-2 and will forward its comments on the same to the Lessee within twenty (20) business days after its receipt thereof provided that such plans and specifications cover all of the construction and installation work necessary to finish off and decorate Area A-2, and will review and comment on any corrected, modified or amended plans and specifications resubmitted to the Port Authority by the Lessee within ten (10) business days after receipt of any such resubmission. If the sum of the number of business days actually required by the Port Authority for the review of each submission and resubmission of the Lessee's plans and specifications as referred to in this paragraph shall be in excess of the sum of the number of business days allocated to each review of the Lessee's submission and resubmission of its plans and specifications (as referred to in this paragraph), there shall be no postponement of the date fixed in paragraph (a) of Section 3 of this Agreement for the commencement of payment of basic rental, but upon completion of the construction and installation work to be performed by the Lessee hereunder, the Lessee shall be entitled to a credit against its basic rental obligations next becoming due under this Agreement in an amount which shall be equal to the product obtained by multiplying the number of such excess business days by the sum of One Thousand Fifty-two Dollars and No Cents ($1,052.00). The Lessee hereby expressly agrees that such rental credit shall be the sole remedy available to the Lessee in the event the Port Authority fails, within the time periods provided, to respond to the Lessee's submission or resubmission of its construction application and plans and specifications. The Lessee hereby assumes the risk of loss or damage to all of the construction and installation work prior to the completion thereof and the risk of loss or damage to all property of the Port Authority arising out of or in connection with the performance of the construction and installation work. In the event of such loss or damage, the Lessee shall forthwith repair, replace and make good the construction and installation work and the property of the Port Authority without cost or expense to the Port Authority. The Lessee shall itself and shall also require its contractors to indemnify and hold harmless the Port Authority, its Commissioners, officers, agents and employees from and against all claims and demands, just or unjust, of third persons (including employees, officers and agents of the Port Authority) arising or alleged to arise out of the performance of the Lessee's construction and installation work and for all expenses, including without limitation thereto legal expenses, incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from the acts or omissions of the Lessee, of any contractors of the Lessee, of the Port Authority, or of third persons, or from acts of God or of the public enemy, or otherwise, excepting only claims and demands which result solely from affirmative willful or solely from negligent acts done by the Port Authority, its Commissioners, officers, agents and employees with respect to the construction and installation work, provided, however, that the Lessee shall not be required to indemnify the Port Authority where such indemnity would be precluded pursuant to the provisions of Section 5-322.1 of the General Obligations Law of the State of New York. The Lessee shall, and shall cause each of its contractors and subcontractors to obtain and maintain in force such insurance coverage, including without limitation a contractual liability endorsement covering the obligations assumed by the Lessee in the three preceding sentences. All work to be performed by the Lessee hereunder shall be completed in accordance with the said construction application and final plans and specifications approved by the Port Authority, shall be subject to inspection by the Port Authority during the progress of the work and after the completion thereof and the Lessee shall redo or replace at its own expense any work not done in accordance therewith. Upon completion of the construction and installation work to be performed by the Lessee pursuant to the construction application (including the Additional Work) the Lessee shall deliver to the Port Authority a certificate by an authorized officer of the Lessee and a certificate by the Lessee's qualified architect or professional engineer, each certifying that the construction and installation work and the Additional Work has been performed strictly in accordance with the construction application and the final plans and specifications approved by the Port Authority and the provisions of this Agreement and in compliance with all applicable governmental laws, ordinances, enactments, resolutions, rules, regulations and orders. The Port Authority shall inspect the construction and installation work and the Additional Work, and if the same has been completed as certified by the Lessee and such architect or engineer, the Port Authority's General Manager, Planning, Design and Construction, World Trade Department, shall so certify to the Port Authority and to the Lessee, subject to the condition that all risks thereafter with respect to the construction and installation work and any liability therefor for negligence or other reason shall be borne by the Lessee. The Lessee shall not use or permit the use of Area A-2 or any portion thereof for any purpose whatsoever until such certification is received from said General Manager, Planning, Design and Construction and the Lessee shall not use or permit the use of Area A-2 or any portion thereof even if such certification is received with respect to a portion of the construction and installation work if said General Manager, Planning, Design and Construction states in any such certification that Area A-2 cannot be used until other specified portions of the construction and installation work are completed. Upon completion of the work the Lessee shall supply the Port Authority with "as built" drawings in form and number requested by the Port Authority. "Business days" as used herein shall mean Mondays to Fridays, inclusive, legal holidays excepted.

         (b) No construction or installation work shall be commenced by the Lessee until the construction application and plans and specifications referred to in paragraph (a) above have been finally approved by the Port Authority. Subject to the foregoing and the provisions of Section 39 of the Lease, Area A-2 shall be available for prior entry by the Lessee on July 1, 1994. The Lessee's occupancy of Area A-2 for the period from and after July 1, 1994 through the Effective Date hereunder shall be subject to and in accordance with all of the terms, covenants and provisions of the Lease and this Agreement except those relating to rights of user and payment of rental. Payment of rental shall commence in accordance with the provisions of Section 3 of this Agreement regardless of whether the Lessee completes the construction and installation work in Area A-2. In the event of any inconsistency between the provisions of this Agreement and the construction application, the provisions of this Agreement shall control.

         (c) The Lessee shall be solely responsible for the plans and specifications used by it, and for the adequacy and sufficiency of such plans and specifications and all the improvements depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port

Authority requirements or recommendations. The Port Authority shall have no obligations or liabilities in connection with the performance of the work performed by the Lessee or on its behalf or the contracts for the performance thereof entered into by the Lessee. The Lessee shall undertake reasonable efforts to assure that any warranties extended or available to the Lessee in connection with the aforesaid work shall be for the benefit of the Port Authority as well as the Lessee.

         (d) Without limiting or affecting any other term or provision of this Agreement, the Lessee shall be solely responsible for the design, adequacy and operation of all utility, mechanical, electrical, communications and other systems installed by the Lessee in Area A-2, and shall do all preventive maintenance and make all repairs, replacements, rebuilding and painting necessary to keep such systems and all other improvements, additions and fixtures, finishes and decorations made or installed by the Lessee (whether the same involves structural or non-structural work) in the condition they were in when made or installed except for reasonable wear which does not adversely affect the watertight condition or structural integrity of the building or adversely affect the efficient or proper utilization or appearance of any part of Area A-2.

         (e) Title to and property in the construction and installation work and to all fixtures, equipment and systems (other than trade fixtures and personal property and the Lessee's telecommunications system) installed pursuant to this Section and any replacement or replacements thereof shall vest in the Port Authority upon the construction, installation or replacement thereof and the Lessee shall execute such necessary documents confirming the same as the Port Authority may require.


         (f) (i) The Port Authority, in connection with the Lessee's performance of the construction and installation work in Area A-2, excluding the Additional Work, will pay to the Lessee an amount equal to the lesser of (1) the cost of such construction and installation work performed in Area A-2, excluding the Additional Work, or (2) the sum of Six Hundred Fifty-four Thousand Forty Dollars and No Cents ($654,040.00) (such lesser amount being hereinafter referred to as the "Area A-2 Finishing Allowance"). The Area A-2 Finishing Allowance will be paid to the Lessee as follows: the Lessee, at such single time during the performance of the construction work as the Lessee shall elect, shall deliver to the Port Authority a certificate signed by a responsible officer of the Lessee which certificate shall certify the total payments made by the Lessee that are properly includible in the Lessee's "cost" (as hereinafter defined) of performing the construction and installation work for the period from the commencement of the construction and installation work through the date thereof and which shall also certify that the construction and installation work completed during such period by the Lessee has been performed in accordance with the terms of this Agreement and the approved Construction Application applicable to Area A-2. Within fifteen (15) days after the delivery of such certificate by the Lessee, the Port Authority shall pay to the Lessee the lesser of (1) ninety percent (90%) of the total payments actually made by the Lessee for work actually performed in Area A-2, as certified by the Lessee or (2) the sum of Five Hundred Eighty-eight Thousand Six Hundred Thirty-six Dollars and No Cents ($588,636.00). Upon completion of all of the construction and installation work in Area A-2 in accordance with the approved Construction Application and receipt by the Port Authority of the certificates of the Lessee and the Lessee's architect or engineer described in subparagraph (a) of this paragraph with respect to Area A-2, and the delivery by the Port Authority to the Lessee of the subsequent certificate of the Port Authority's Assistant Director, Physical Facilities, World Trade Department, the Lessee shall deliver to the Port Authority a full statement of the cost thereof (as "cost" is hereinafter defined), certified by a responsible officer of the Lessee. After examination and approval of such certified statement and after such further examination of the records and books of account of the Lessee by the Port Authority, the Port Authority will finally determine the Lessee's "cost" of the construction and installation work performed in Area A-2, and the amount of the Area A-2 Finishing Allowance, and if such final determination discloses that the payment previously made by the Port Authority pursuant to this paragraph (f) exceeds the total of the Area A-2 Finishing Allowance, the Lessee shall repay to the Port Authority the amount of such excess within seven (7) business days of its receipt of notice from the Port Authority setting forth the amount thereof; if the final determination discloses that a part of the Area A-2 Finishing Allowance remains unpaid, the Port Authority will pay the same to the Lessee within fifteen (15) business days after the date of the said final determination. "Cost" as used herein shall mean the sum of direct labor and material costs and contract costs for the purchase and installation of fixtures, equipment and other finishing and decorating work. In no event whatsoever shall expenses, as defined and computed in this paragraph, include any expenses, outlays or charges whatsoever by or for the account of the Lessee for or in connection with any materials unless such are actually and completely installed in and or made to Area A-2, nor shall "cost" include the cost of any materials secured by liens, mortgages, other encumbrances or conditional bills of sale, nor shall "cost" include any payment made to organizations which are owned by or in common ownership with the Lessee.

              (ii) Upon receipt by the Port Authority of the certificated of the Lessee and the Lessee's architect or engineer described in paragraph (a) of this Section and the delivery by the Port Authority to the Lessee of the subsequent certificate of the Port Authority's Assistant Director, Physical Facilities, World Trade Department also described in said paragraph (a), the Port Authority will pay to the Lessee, notwithstanding anything to the contrary set forth in paragraph (a) of this Section, the negotiated sum of Thirty-nine Thousand Seven Hundred Fifteen Dollars and No Cents ($39,715.00) as and for the cost of the Additional Work.

         9. Upon the terms and conditions hereinafter set forth, and subject to the Lessee validly exercising the right of termination set forth in Section 50 of the Lease, the Lessee shall have the right to terminate this Agreement and the letting of Area A-2 hereunder effective as of the same date to be specified by the Lessee in the notice to the Port Authority pursuant to said Section 50 of the Lease:

               (a) Not later than fifteen (15) calendar months prior to September 11, 2002, the Lessee shall give to the Port Authority firm and unconditional notice of its intention to terminate this Agreement, and the letting of Area A-2 hereunder, and such notice shall be accompanied by a certified check or cashier's check in the amount of One Hundred Eighty-two Thousand Five Hundred One Dollars and No Cents ($182,501.00) payable to the Port Authority and drawn on a banking institution having an office within the Port of New York District;

               (b) No notice of termination by the Lessee pursuant to paragraph
          (a) above shall be effective if (i) the Lessee is in default in the performance or observance of any term, provision or condition of the Lease or of this Agreement beyond any applicable period to cure such default, either on the date of the giving of such notice or on the intended or effective date of the termination provided for therein,(ii) if on either of such dates the Lessee is under notice of termination by the Port Authority or (iii) the Lessee fails to pay the amount required in paragraph (a) of this Section 9 at the time of the giving of such notice; and

               (c) Any effective notice of termination given by the Lessee in accordance with the provisions of this Section 9 shall have the same force and effect as if the effective date of termination stated in such notice were the date originally fixed herein for the expiration of the term of the letting of Area A-2 under this Agreement.

               (d) If the Port Authority has received any payment in connection with an ineffective notice of termination, said payment may be retained by the Port Authority and applied to any sums then owing to the Port Authority under any of the provisions of this Agreement.

         10. (a) The Lessee shall have the right to extend the term of the letting of Area A-2 hereunder for the period commencing upon the expiration date of the term of the letting of Area A-2 hereunder, provided that the Lessee shall give unconditional written notice to the Port Authority of its election to do so not later than ninety (90) days prior to the expiration of the term of the letting of Area A-2 hereunder, and provided further that on the date of the giving of the said notice and on the effective date thereof the Lessee is not in default in the performance or observance of any term, provision or condition of this Agreement, and that the Lessee has not been served with a notice of termination of this Agreement by the Port Authority and this Agreement is then in full force and effect.

              (b) In the event the Lessee shall give to the Port Authority the notice referred to in paragraph (a) above, the annual rental rate for Area A-2 during the extended term shall be the fair rental value of Area A-2 at the time the aforesaid notice is given. The Port Authority shall, not later than sixty
(60) days subsequent to its receipt of such notice from the Lessee, advise the Lessee in writing of the annual basic rental to be payable by the Lessee during the extension period. In the event the Port Authority elects to set forth in its notice to the Lessee a fair rental value rental for Area A-2 pursuant to the provisions of paragraph (b) of this Section 10, and in the further event the Lessee concludes that the annual basic rental so stated in the Port Authority's notice is not the fair rental value for Area A-2 for the extension period, the Lessee shall, within thirty (30) days after the date of the Port Authority's said notice, advise the Port Authority in writing that it has so concluded and request arbitration with respect thereto. Such arbitration shall be by three arbitrators, one to be appointed by the Port Authority, one to be appointed by the Lessee and the third to be appointed by the arbitrators so appointed. The arbitration shall be pursuant to the then-rules of the American Arbitration Association or by a successor organization, and the question to be answered by the arbitrators shall be:

            "Is the annual basic rental established by the Port

            Authority the fair rental value for Area A-2?"

If the arbitrator's decision is in the affirmative (or if the Lessee does not contest the rental rate after notice thereof from the Port Authority) then from and after the first day of the extended term of the letting hereunder the Lessee shall pay to the Port Authority such annual basic rental in equal monthly installments on the first day of the extension period hereunder and on the first day of each calendar month thereafter throughout the succeeding period, and if the first day of the extension period hereunder is other than on the first day of a calendar month the monthly installment of basic rental for any period of less than a full calendar month during the said extension period shall be prorated on a daily basis. If the decision of the arbitrators is that the annual basic rental stated in the Port Authority's notice is not the fair rental value for Area A-2, the arbitrators shall thereupon determine the fair rental value for Area A-2, and in such event from and after the first day of the extended term of the letting hereunder the Lessee shall pay to the Port Authority an annual basic rental for Area A-2 equal to the fair rental value so determined by the arbitrators; which annual basic rental shall be payable in equal monthly installments in advance as above provided. In the event the annual basic rental has not been determined as herein provided prior to the commencement of the extended term of the letting hereunder, the Lessee shall continue to pay the monthly installments of basic rental at the rate theretofore in effect, and upon determination of the annual basic rental pursuant to the provisions of this Section, the Lessee shall within thirty (30) days thereafter pay any amounts due to the Port Authority arising out of the excess (if any) of the monthly installments of the annual basic rental as so determined over the monthly installments thereof actually paid by the Lessee for such period. In addition to the basic rental payable as provided in this paragraph (b) the Lessee shall, from and after the commencement of the extended term of the letting hereunder, continue to pay additional basic rental in accordance with the provisions of the Schedule A-2 attached hereto. The cost of the aforesaid arbitration shall be borne equally by the Port Authority and the Lessee.

         11. The Lessee represents and warrants that no broker has been concerned in the negotiation of this Agreement or the letting of Area A-2, and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Port Authority of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or the letting of Area A-2 hereunder.

         12. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability, or held liable to it under any term or provision of this Agreement or because of its execution or attempted execution or because of any breach thereof.


         13. As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Lease shall be and remain in full force and effect.

         14. This Agreement and the Lease which it supplements constitute the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or in this Agreement.

         IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents, as of the day and year first above written.

ATTEST:                       THE PORT AUTHORITY OF NEW YORK
                              AND NEW JERSEY

                                /s/ The Port Authority of
                           By   New York and New Jersey
----------------------       --------------------------------
 Assistant Secretary

                              [Title]  Director
                                     ------------------------
                                                [Seal]

ATTEST:                       EURO BROKERS, INC.

                           By /s/ Donald Marshall
----------------------       --------------------------------
          Secretary

                             [Title]   President
                                    -------------------------
                                                [Seal]

                                   [GRAPHIC]












                                   Exhibit A-2

                                                                    SCHEDULE A-2


         1. For the purposes of this Schedule A-2, the following provisions shall apply:

              (a) "Taxes" shall mean real estate taxes and assessments which may be imposed from time to time by the United States of America, the State of New York or any municipality or other governmental authority, upon the Port Authority with respect to the buildings, structures, facilities or land at the World Trade Center or with respect to the rentals or income therefrom in lieu of or in addition to any tax or assessment which would otherwise be a real estate tax or assessment and taxes shall include any payments in lieu of real estate taxes or assessments which may be agreed upon between the Port Authority and any of the foregoing governmental authorities, other than payments in lieu of taxes described in paragraph (b) below.

              (b) "Payments in lieu of taxes" shall mean such payments as the Port Authority has agreed to pay the City of New York under an agreement dated 1967 as it may have been or may be thereafter supplemented or amended (hereinafter called "the City Agreement").

              (c) The "annual per rentable square foot factor" referred to in this Schedule was initially fixed at $1.25 in the City Agreement and provision was made in paragraph 7(3) of the City Agreement for changes therein from time to time to reflect changes in the tax rate and changes in assessed valuations.

              (d) "Tax base" shall mean the annual per rentable square foot factor finally established to be the anual per rentable square foot factor to be used in computing payments in lieu of taxes for the tax year beginning July 1, 1994.

              (e) "Tax year" shall mean the twelve-month period established by The City of New York as a tax year for real estate tax purposes.

              (f) "Wage rate" shall mean the cost for an hour's work by a porter engaged to work a 40 hour work week in a Class A office building in the City of New York which hourly cost shall be limited solely to the hourly wage rate for porters as that rate is established from time to time by collective bargaining agreement between the Realty Advisory





                             Page 1 of Schedule A-2

Board on Labor relations, Incorporated, acting on behalf of various building owners and Local 32B-32J, Service Employees International Union, AFL-CIO, (which collective bargaining agreement is hereinafter referred to as "the Contract"), plus a proper proportion of fringe benefits and other payroll costs. As used herein:

               (1) "Porter" or "porters" shall mean those employees engaged in the general maintenance and operation of office buildings and classified as "Others" by the Contract.

               (2) "Fringe benefits" shall mean the items of cost which an employer would be obligated to pay or would incur pursuant to the contract on the basis of wages paid to a porter engaged to work a 40 hour work week in Class A office building in New York City who is entitled to receive on an annual basis the maximum entitlement under the Contract, including, without limitation, vacation allowances, sick leave, holiday pay, birthdays, jury duty, medical checkup, lunch time, relief time, other paid time off, bonuses, union assessments allocable to pension plans and welfare and training funds, and health, life, accident, or other such types of insurance.

               (3) "Other payroll costs" shall mean taxes payable pursuant to law by an employer upon the basis of wages paid to a porter engaged to work a 40 hour work week in a Class A office building in New York City, including, without limitation, F.I.C.A., New York State Unemployment Insurance and Federal Unemployment Insurance.

               If at any time during the term of the letting under the Lease the Contract shall require regular employment of porters on days or during hours when overtime or other premium pay rates are in effect pursuant to the Contract the hourly wage rate for porters under the Contract for the applicable period shall be determined by dividing the weekly wage an employer would be obligated to pay a porter engaged to work a

          40 hour work week in a Class A office building in New York City under the Contract by 40.

               If either the Realty Advisory Board on Labor Relations, Incorporated or Local 32B-32J, Service Employees International Union, AFL-CIO shall cease to




                             Page 2 of Schedule A-2
          exist or a collective bargaining agreement shall cease to be negotiated between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, or if the job classification "Others" shall be renamed or abolished in any subsequent collective bargaining agreement entered into between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, then the wage rate to be used in applying the provisions of this Schedule shall be the wage rate for those employees engaged in the general maintenance and operation of Class A office buildings either pursuant to any subsequent collective bargaining agreement between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B-32J, Service Employees International Union, AFL-CIO, or if there is no such agreement, then pursuant to such agreement as the Port Authority shall select.

              (g) "Basic wage rate" shall mean the wage rate in effect on January 1, 1994.

              (h) "Rentable square feet in the premises" shall mean 16,351 square feet.

              (i) "Lease" shall mean the agreement of lease to which this schedule is attached.

         2. From and after each July 1, following the commencement date of the letting under the Lease, the Lessee shall pay an additional basic rental under the Lease at the annual rate computed by multiplying the rentable square feet in the premises by the excess over the tax base of the total of: (1) the annual per rentable square foot amount of taxes for the tax year beginning on that July 1; and (ii) the annual per rentable square foot factor used in computing payments in lieu of taxes for the tax year beginning on that July 1. If taxes become payable on a basis other than an annual amount per rentable square foot, the Port Authority will allocate those taxes to the rentable square feet of space in the World Trade Center and will notify the Lessee of the amount of such allocation.

         3. In addition to additional basic rental payable under paragraph 2 above, from and after the commencement date of the letting under the Lease, the Lessee shall pay additional basic rental under the Lease at an annual rate equal to $0.01 for each $0.01, or major fraction thereof,




                             Page 3 of Schedule A-2
that the wage rate in effect on the commencement date of the letting and each wage rate thereafter established from time to time during the term of the letting exceeds the basic wage rate, multiplied by the rentable square feet in the premises.

            4. If the imposition or allocation of taxes or the establishment of an annual per rentable square foot factor to be used in computing payments in lieu of taxes for any tax year or the establishment of a wage rate to be effective for any period of time is delayed for any reason whatsoever, the Lessee shall nevertheless continue to pay the additional basic rental at the annual rate then in effect subject to retroactive adjustments at such time as the taxes are imposed or allocated or the said per rentable square foot factor or wage rate shall have been established.

         5. After imposition and allocation of taxes for any tax year and the establishment for each tax year of the annual per rentable square foot factor used in computing payments in lieu of taxes and after the effective date of each wage rate in excess of the basic wage rate, the Port Authority will compute the annual rate or rates of additional basic rental payable by the Lessee under paragraph 2 or 3 above and will notify the Lessee of the amounts thereof. Additional basic rental accruing under paragraph 2 or 3 above shall be computed separately and each amount thereof shall be payable by the Lessee to the Port Authority in advance in monthly installments, each installment being equal to 1/12 of the annual rate except that if at the time the Port Authority gives notice to the Lessee under this paragraph, additional basic rental shall have accrued for a period prior to the notice, the Lessee shall pay such additional basic rental in full for such period, within ten days after such notice.

         6. If after an amount of additional basic rental shall have been fixed under paragraphs 2 or 3 above for any period, taxes are imposed or the amount of taxes or the annual per rentable square foot factor in regard to payments in lieu of taxes or the wage rate used for computing such additional basic rental shall be changed or adjusted, then the additional basic rental payable for that period shall be recomputed and from and after notification of the imposition, change or adjustment, the Lessee shall make payments based upon the recomputed additional basic



                             Page 4 of Schedule A-2
rental and upon demand the Lessee shall pay any excess in additional basic rental as recomputed over amounts of additional basic rental theretofore actually paid. If such change or adjustment results in a reduction in the amount of additional basic rental for any period prior to notification, the Port Authority will credit the Lessee with the difference between the additional basic rental as recomputed for that period and amounts of additional basic rental actually paid.

                                    /s/
                                    ------------------------------
                                    For the Port Authority

                                    /s/ Donald Marshall
                                    ------------------------------
                                    For the Lessee




                             Page 5 of Schedule A-2

                                   SCHEDULE B



Routine Cleaning in Office Areas
--------------------------------

Daily (Five Days each week except Saturdays, Sundays and Holidays)
------------------------------------------------------------------

     1. Empty and damp wipe ash trays, empty waste baskets. Transport collected waste to trash handling areas and removal from building. Collection and removal of waste different from or in excess of that from normal daily office operations is not included and shall be deemed additional cleaning services and requested by the Lessee in advance in accordance with the provisions of this Schedule.

     2. Dust horizontal surfaces of office furniture, equipment, ledges, and sills.

     3. Dust sweep vinyl asbestos floor and/or spot vacuum carpeted surfaces.

     4. Clean and sanitize water fountains.

     5. Damp wipe fingerprints smears, smudges, etc., on door, wall and partition surfaces.


Weekly (Once each week)
-----------------------


     6. Dust vertical surfaces of office furniture and equipment.

     7. Vacuum entire carpeted floor surfaces.


Quarterly (Once each three months)
----------------------------------

     8. Wash interior surfaces of window glass.

     9. Dust all pictures, frames, chattel graphs, and similar wall hangings, plus partitions, doors, and door frame surfaces.


Routine Cleaning in Corridor Areas
----------------------------------
Daily (Five days a week except Saturdays, Sundays, and Holidays)
----------------------------------------------------------------

     1. Dust sweep corridor floor surfaces once each day.

     2. Damp wipe fingerprints, smudges, smears, etc., on


                              Page 1 of Schedule B
corridor door and wall surfaces.


Once each week
--------------

     3. Damp mop and buff corridor floor surfaces.

     4. Dust wall fixtures, ledges and sills.


Once each month
---------------

     5. Floor conditioning.


Routine Cleaning in Toilet Areas
--------------------------------

Daily (Five days each week except Saturdays, Sundays, and Holidays)
-------------------------------------------------------------------

     1. Service and provide necessary supplies for each toilet daily and check dispensing equipment, damp wipe wash basins, empty receptacles and spot mop liquid spillage.


     2. Once daily clean toilet and powder rooms.


Once each month
---------------

     3. Machine scrub ceramic tile floor surfaces.

     4. Floor conditioning of powder room floors.


Once each year
--------------

     5. Wash walls.


Routine cleaning in Passenger Elevators Lobbies
-----------------------------------------------

Daily (Five days each week except Saturdays, Sundays, and Holidays)
-------------------------------------------------------------------

     1. Vacuum entire carpeted floor surface and elevator door saddles.

     2. Damp wipe fingerprints, smears, smudges, etc., on elevator doors and framework, floor indicators, mail chute, floor directories, wall surfaces and wall hung fixtures.

     3. Empty and damp wipe cigarette receptacles.


Once each week
--------------

     4. Complete dusting of wall surfaces including wall fixtures and directories.

                              Page 2 of Schedule B

     5. Spot clean carpet.


Once each year
--------------

     3. Shampoo carpet surfaces.

     4. Clean and polish wood panel wall surfaces.



Routine Cleaning in Freight Elevator Lobbies
--------------------------------------------


Daily (Five days each week except Saturdays, Sundays, and Holidays)
-------------------------------------------------------------------

     1. Dust sweep vinyl asbestos floors.

     2. Damp wipe fingerprints smears, smudges, etc., on door and wall surfaces.


Once each week
--------------

     3. Mop and rinse floor surfaces.


Once each month
---------------

     4. Machine scrub and refinish floor surfaces.


Once each year
--------------

     5. Wash door and wall surfaces.


Routine Cleaning in Janitor closets
-----------------------------------

     1. Maintain in a clean and orderly condition and appearance.


                                       -------------------------------
                                       For the Port Authority


                           Initialed:

                                       -------------------------------
                                       For the Lessee



                              Page 3 of Schedule B

                                   SCHEDULE D
                                   ----------

            HEATING VENTILATION AND AIR CONDITIONING SYSTEM
            -----------------------------------------------

      The HVAC system is of a dual system design incorporating a peripheral induction unit system which supplies air within fifteen feet (15) distance measured inboard from the exterior glass, and an interior system which conditions the balance of the floor area. Each of the systems is designed to deliver the following quantities subject to a 10% variance.

     HVAC AIR SUPPLY QUANTITIES         PERIPHERAL SYSTEM
     --------------------------         -----------------

                WEST                          SOUTH
              UNIT TYPE                     UNIT TYPE

          NO.  OF UNITS/CFM              NO OF UNITS/CFM

Floor     #1     (21)    50
 84B
          #2     (1)     35


                NORTH                         EAST
              UNIT TYPE                     UNIT TYPE

          NO.  OF UNITS/CFM              NO OF UNITS/CFM

Floor     #3     (15)    50
 84B
          #2     (1)     35


     Induction units are spaced at the rate of one (1) unit per two (2) windows average, subject to verification of actual field conditions. Each unit delivers air of approximately 60 deg. F. utilizing water which in winter ranges between 80 deg. F. to 130 degrees F. as needed, and in summer at 69 deg. F. average. Supply air to induction units is a constant with variable water temperature and rate of flow.



                              Page 1 of Schedule D

             HVAC AIR SUPPLY QUANTITIES - INTERIOR SYSTEM
             --------------------------------------------

QUADRANT          NE       NW       SE       SW
 FLOOR            CFM      CFM      CFM      CFM
 -----            ---      ---      ---      ---
  84B             185      5265              1820

     Interior supply air is .84 CFM per square foot. Air temperature is controlled by zone thermostat at central air handling unit. Design is based on one (1) person per 100 square foot. Floor load design criteria is 100 lbs. per square foot, reducible pursuant to NYC code. The maximum electrical supply is 6 watts per square foot, 480V - lighting; 120V - power.

The supply air fed from base building air conditioning systems, for both interior and perimeter areas shall be capable of maintaining a 78 deg. F, 50% RH when outdoor air conditions are 89 deg. F, D.B. and 70 deg. WB, with window drapes drawn. The winter design conditions are: outdoor air at 11 deg. F, indoor air temperature at 70 deg. F.

                           FLOOR LOAD DESIGN CRITERIA
                           --------------------------

Structural design live load is 100 lbs per square foot reducible.

                           ELECTRICAL SYSTEM CAPACITY
                           --------------------------

Effective October 1, 1994, a total of eight (8) watts per rentable (16,351) square foot of electricity will be available.




                                  -------------------------------
                                       FOR THE PORT AUTHORITY





                                  -------------------------------
                                           FOR THE LESSEE

(84B EUROBROKERS)


                              Page 2 of Schedule D

                         (Port Authority Acknowledgment)

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the       day of               , 1994, before me personally came
to me known, who, being by me duly sworn, did depose and say that he resides in
                          ; that he is the of                               the
Port Authority of New York and New Jersey, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Commissioners of said corporation; and that he signed his name thereto by like order.





                                        ------------------------------------



                           (Corporate Acknowledgement)

STATE OF          )
                  ) ss.:
COUNTY OF         )

      On the          day of                 , 1994, before me personally came
          to me known, who, being by me duly sworn, did depose and say that he
resides in                                                                   ;
that he is the                     of one of the corporations described in and
which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.





                                        ------------------------------------

                           (Individual Acknowledgment)

STATE OF          )
                  ) ss.:
COUNTY OF         )

      On the            day of                , 1994, before me personally came
                      , to me known and known to me to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed the same.




                                   ------------------------------------




                                  2